Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO FIFTH AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Fourth Amendment”), dated as of July 28, 2016 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as Lenders, TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”).

W I T N E S S E T H

WHEREAS, the Borrower, the lenders party thereto (collectively, the “Lenders”), the Administrative Agent, the Issuers and the other parties thereto have heretofore executed that certain Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1. Definitions. Capitalized terms used herein (including in the Recitals hereto) but not defined herein, shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by:

(i) adding the following definitions thereto in appropriate alphabetical order:

“Asset Coverage Ratio” has the meaning provided in Section 7.18.

“Bail-In Action” means the exercise of any Write-Down Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Cash Sweep Date” has the meaning provided in Section 7.17.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent which provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts) or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Consolidated Cash Balance” means, at any time, the aggregate amount (i.e., the “book balance”) of cash and Cash Equivalents held by the Borrower and the other Restricted Persons; provided that the Consolidated Cash Balance shall exclude (i) any cash or Cash Equivalents set aside to pay royalty obligations, working interest obligations, production payments, vendor payments, and severance and ad valorem taxes of the Borrower or any other Restricted Person then due and owing (or to be due and owing within five (5) Business Days after the Cash Sweep Date immediately following the date of measurement) to unaffiliated third parties and for which the Borrower or such other Restricted Person has issued checks or initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) Business Days after the Cash Sweep Date immediately following the date of measurement), (ii) any cash or Cash Equivalents of the Borrower or any other Restricted Person constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (iii) any amounts with respect to which the Borrower or such other Restricted Person has issued checks or initiated wires or ACH transfers and (iv) any cash or Cash Equivalents in Excluded Accounts.

“Early Participation Date” has the meaning assigned to the term “Early Participation Date” in the Exchange Offer.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

2	-Fourth Amendment to Credit Agreement-

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash” has the meaning provided in Section 7.17.

“Exchange” means the exchange of outstanding Bonds for (i) Secured Exchange Notes, (ii) Unsecured Exchange Notes and/or Third Lien Exchange Notes and (iii) shares of the Borrower, in each case, pursuant to the Exchange Offer.

“Exchange Conditions” shall mean (A) (i) with respect to the Secured Exchange Notes that the aggregate principal amount of Secured Exchange Notes for which Bonds are being exchanged shall not exceed a ratio of twenty two and one-half cents (22.5¢) of principal amount of Secured Exchange Notes to one dollar ($1) of principal amount of Bonds tendered by the Early Participation Date or a ratio of twenty cents (20¢) of principal amount of Secured Exchange Notes to one dollar ($1) of principal amount of Bonds tendered after the Early Participation Date and (ii) with respect to the Unsecured Exchange Notes and the Third Lien Exchange Notes, as applicable, the aggregate principal amount of Unsecured Exchange Notes or Third Lien Exchange Notes, as applicable, for which Bonds are being exchanged shall not exceed a ratio of twenty cents (20¢) of principal amount of Unsecured Exchange Notes or Third Lien Exchange Notes to one dollar ($1) of principal amount of Bonds and (B) that additional consideration for the Exchange shall not exceed 69 shares of the common stock for each $1,000 of Bonds exchanged, together with any interest on the Exchanged Bonds accrued from June 15, 2016 to, but not including, the Settlement Date (as such term is defined in the Exchange Offer).

“Exchange Offer” means the Offer to Exchange any and all outstanding 8.500% Senior Notes due 2019 (CUSIP No. 92922P AC0 / ISIN US92922PAC05) and Solicitation of Consents to Proposed Amendments to the Related Indenture dated July 25, 2016, as amended, modified or extended from time to time.

“Excluded Account” means (a) each deposit account in which all or substantially all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) “zero balance” accounts, (c) escrow accounts for amounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing

3	-Fourth Amendment to Credit Agreement-

customary provisions regarding the payment and refunding of such deposits, (d) escrow accounts, trust accounts or fiduciary accounts and (e) cash collateral accounts permitted under Section 7.2 of the Credit Agreement (including, without limitation, an account pledged to secure Indebtedness of the type referred to in clause (m) of the definition of Indebtedness.

“Facility Availability” means at any time the difference of (i) the lowest of the Borrowing Base, the Aggregate Commitments or the Facility Amount at such time minus (ii) Revolving Credit Exposure at such time.

“Fourth Amendment” means the Fourth Amendment to Fifth Amended and Restated Credit Agreement dated as of July 28, 2016, among the Borrower, the Lenders party thereto, the Administrative Agent and the other Persons party thereto.

“Fourth Amendment Effective Date” means the date on which the conditions set forth in Section 5 of the Fourth Amendment are satisfied or otherwise waived.

“Liquidity” means at any time the sum of Unrestricted Cash of the Borrower and the other Restricted Persons plus Facility Availability, all on a consolidated basis.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for such month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.cmegroup.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“1.5 Lien Credit Agreement” means the Senior Secured 1.5 Lien Term Loan Credit Agreement dated on or about the Fourth Amendment Effective Date in an aggregate original principal amount of $75,000,000 among the Borrower and the Restricted Persons party thereto, and [Bank of America] as Administrative Agent, as amended, restated, replaced, supplemented, modified or refinanced.

“1.5 Lien Facility” means the facility contained in the 1.5 Lien Credit Agreement.

“1.5 Intercreditor Agreement” means the 1.5 Lien Intercreditor Agreement dated on or about the Fourth Amendment Effective Date between the Administrative Agent and the 1.5 Lien Agent (as defined therein), as amended, restated, replaced, supplemented or modified.

4	-Fourth Amendment to Credit Agreement-

“1.5 Lien Term Loans” means the term loans issued pursuant to the 1.5 Lien Credit Agreement, as amended, restated, replaced, supplemented, modified or refinanced.

“Permitted Holders” means (a) Franklin Advisors, Inc. and its managed funds, accounts and Affiliates thereof and (b) Tracy W. Krohn, his spouse, Laurie P. Krohn, and their immediate family and descendants by blood or adoption.

“Revolving Credit Exposure” means at any time the sum of the aggregate outstanding principal amount of all Loans at such time plus the aggregate Letter of Credit Outstandings at such time.

“Secured Exchange Notes” means the Borrower’s 9%/10.75% Second Lien PIK Toggle Notes due 2020 issued pursuant to the Secured Exchange Notes Indenture, as amended, restated, replaced, supplemented, modified or refinanced.

“Secured Exchange Notes Indenture” means the indenture dated on or about the Fourth Amendment Effective Date for the Borrower’s Secured Exchange Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Strip Price” shall mean, at any time, (a) for the remainder of the then-current calendar year, the average NYMEX Pricing for the remaining months in such calendar year, (b) for each of the succeeding three complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding fourth complete calendar year and each calendar year thereafter, the average NYMEX pricing for the twelve months in such fourth calendar year.

“Test Date” shall have the meaning provided in Section 7.18.

“Third Lien Exchange Notes” means the Borrower’s 8.50%/10.00% PIK Toggle third lien notes due 2021 issued pursuant to the Third Lien Exchange Notes Indenture, as amended, restated, replaced, supplemented, modified or refinanced.

“Third Lien Exchange Notes Indenture” means the indenture dated on or about the Fourth Amendment Effective Date for the Borrower’s Third Lien Exchange Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Total Proved PV-10” means, as of any date of determination thereof with respect to the Oil and Gas Properties described in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement, the net present value, determined using a discount rate of ten percent (10%) per annum, of the future net revenues expected to accrue to

5	-Fourth Amendment to Credit Agreement-

the Borrower’s and the other Restricted Persons’ collective interest in such Oil and Gas Properties during the remaining expected economic lives of such Oil and Gas Properties. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes and for operating, gathering, transportation and marketing costs, required for the production and sale of hydrocarbons from such Oil and Gas Properties, (b) the pricing assumptions used in determining Total Proved PV-10 for any Oil and Gas Properties, on any Test Date shall be based upon the Strip Price, on such Test Date adjusted as determined in good faith by the Borrower to reflect the Borrower’s and the other Restricted Persons’ Hedging Contracts and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential in a manner determined in good faith by the Borrower. The amount of Total Proved PV-10 at any time shall be calculated on a pro forma basis for dispositions and acquisitions of Oil and Gas Properties consummated since the date of the Engineering Report most recently delivered pursuant hereto (provided that, in the case of any such acquisition or disposition, as the case may be, the Administrative Agent shall have received an Engineering Report evaluating the proved developed producing properties attributable to the Oil and Gas Properties subject thereto, which such Engineering Report may be prepared by the Borrower’s in-house petroleum staff or by an independent petroleum engineer reasonably acceptable to the Administrative Agent).

“Unrestricted Cash” means the Consolidated Cash Balance to the extent it is (i) held in an account subject to a Control Agreement or an Excluded Account and (ii) not subject of any other Lien other than (a) non-consensual Liens of the type described in the definition of Excepted Liens, (b) a Lien securing Indebtedness of the type referred to in clause (m) of the definition of Indebtedness or (c) a Lien securing the Obligations or other Indebtedness subject to the Intercreditor Agreement.

“Unsecured Exchange Notes” means the Borrower’s 8.50%/10% Senior PIK Toggle Notes due 2021 issued pursuant to the Unsecured Exchange Notes Indenture, as amended, restated, replaced, supplemented, modified or refinanced.

“Unsecured Exchange Notes Indenture” means the indenture dated on or about the Fourth Amendment Effective Date for the Borrower’s Unsecured Exchange Notes, as amended, restated, replaced, supplemented, modified or refinanced.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA

6	-Fourth Amendment to Credit Agreement-

Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii) amending the definition of Alternate Base Rate by adding the following proviso to the end of the first sentence of such definition:

“provided that in no event shall the Alternate Base Rate at any time be less than the Applicable Margin.”

(iii) amending and restating the definition of Applicable Margin in its entirety to the following:

“Applicable Margin” means for any day and with respect to all Loans maintained as Eurodollar Loans or ABR Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage:

If the Borrowing Base Utilization Percentage is:	Then the Applicable Margin for Eurodollar Loans is:	Then the Applicable Margin for ABR Loans is:	Commitment Fee Rate:
>90%	4.00%	3.00%	0.500%
>75%<90%	3.75%	2.75%	0.500%
>50%<75%	3.50%	2.50%	0.500%
>30%<50%	3.25%	2.25%	0.500%
<30%	3.00%	2.00%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.”

(iv) amending and restating clause (c) of the definition of Change in Control in its entirety to the following:

“(c) the consummation of any transaction the result of which is that any “Person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d3 and Rule 13d5 under the Exchange Act), in each case, other than the Permitted Holders, of more than 25% of the outstanding Voting Stock of the Borrower, provided, however, that no Change in Control shall have occurred as a result of the consummation of any such transaction if, immediately following such consummation, Tracy W. Krohn is the beneficial owner of more than 50% of the outstanding Voting Stock of the Borrower;”

7	-Fourth Amendment to Credit Agreement-

(v) amending the definition of Defaulting Lender by removing the “or” before clause (e) and adding the following clause (f) to such definition after clause (e) in such definition before the phrase “; provided that a Lender”:

“(f) becomes the subject of a Bail-In Action”

(vi) amending and restating the definition of Evaluation Date in its entirety to the following:

“Evaluation Date” means the following dates:

(a) Each date on or after April 1, 2017, which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that Required Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year;

(b) April 15 and October 15 of each Fiscal Year, beginning April 15, 2017;

(c) The date of each sale of interests in oil and gas properties that would permit the Administrative Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of Section 7.5; and

(d) Each date which the Borrower, at its option, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that the Borrower shall not be entitled to request any such redetermination more than once during any Fiscal Year.”

(vii) amending and restating the definition of “Revolving Loan Commitment” in its entirety to the following:

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1(c), as such Revolving Loan Commitment may be reduced, adjusted or terminated from time to time in accordance with the terms of this Agreement. The amount of each Lender’s Revolving Loan Commitment as of the Fourth Amendment Effective Date(after giving effect to the payment described in Section 5(i) of the Fourth Amendment) is the reduced amount set forth on Schedule 3 to the Fourth Amendment or in the Schedule following any Assignment and Acceptance to which such Lender is a party.

8	-Fourth Amendment to Credit Agreement-

(b) Amendment of Section 2.11(g). Section 2.11(g) of the Credit Agreement is amended and restated in its entirety to the following:

“(g) Deemed Disbursements; Cash Collateral: (i) Upon either (1) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (2) the declaration by the Administrative Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Administrative Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. (ii) Any amounts received by an Issuer from the Borrower pursuant to this Section or pursuant to Section 7.17 shall be held as collateral security for the repayment of the Borrower’s obligations in connection with the Letters of Credit. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower’s written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower’s Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. No Lender Party shall be liable for any loss resulting from any investment made by such Issuer at the Borrower’s request. No Issuer is obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request of the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer, as so adjusted. With respect to cash collateral delivered pursuant to (A) Section 2.11(g)(i), at such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason and (B) Section 7.17, if after giving effect to the return of such cash collateral to the Borrower the Borrower would not have any obligation to deliver cash collateral to any Issuer pursuant to Section 7.17, each Issuer shall return to

9	-Fourth Amendment to Credit Agreement-

the Borrower all amounts then on deposit with such Issuer pursuant to Section 2.11(g)(i) or Section 7.17, as applicable. Borrower hereby assigns and grants to each Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.”

(c) Amendment of Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by adding the following clause (g) to the end of such Section 4.2:

“(g) At the time of such borrowing, the Borrower shall believe, in good faith, that immediately after giving effect to the incurrence of such Loan or the issuance of such Letter of Credit and the application thereof, if there is or will be Revolving Credit Exposure outstanding in excess of $5,000,000, that the Consolidated Cash Balance shall not exceed $35,000,000 as of the immediately succeeding Cash Sweep Date.”

(d) Amendment to Section 5.18. Section 5.18 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 5.18. Insurance. Each Restricted Person is keeping and will keep or cause to be kept insured by financially sound and reputable insurers its property at all times covering such risks and in such amounts as are customarily carried, or self-insured, by businesses similarly situated.”

(e) Amendment to Section 5.19. Section 5.19 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 5.19. Solvency. (A) On the Fourth Amendment Effective Date, after giving effect to the execution of the Loan Documents by Borrower, the consummation of the transactions contemplated hereby and the making of each Loan, the issuance or deemed issuance of each Letter of Credit and the consummation of the transactions to occur pursuant to the Exchange Offer; and (B) on any other date on which a Loan is made or a Letter of Credit is issued and after giving effect to the borrowing of such Loan or the issuance of such Letter of Credit: (i) the sum of the debt (including contingent liabilities) of the Borrower and the Restricted Persons, does not exceed the fair value or the present fair saleable value (in

10	-Fourth Amendment to Credit Agreement-

each case, on a going-concern basis) of the assets of the Borrower and the Restricted Persons, on a consolidated basis; (ii) the Borrower and the Restricted Persons, on a consolidated basis, are able to pay their debts, as they become due in the ordinary course of business, (iii) the Borrower and the Restricted Persons, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business and (iv) the Borrower and the Restricted Persons, taken as a whole, do not have (and do not have reason to believe that they will have) unreasonably small capital for the conduct of the business in which they are engaged. For purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.”

(f) Amendment of Article VI. Article VI of the Credit Agreement is hereby amended by adding the following Section 6.23 to the end of Article VI:

“Section 6.23 Depository Banks. On or before fifteen (15) days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion) the Borrower shall and shall cause each Restricted Person to maintain all of its operating accounts, Deposit Accounts and Securities Accounts (as those terms are defined in the New York Uniform Commercial Code) with the Administrative Agent or with a Lender and shall cause such operating accounts, Deposit Accounts and Securities Accounts at all times to be subject of a Control Agreement; provided, however, in the event the depositary bank ceases to be the Administrative Agent or a Lender, the Borrower shall, and shall cause each Restricted Persons to close any such operating account, Deposit Account or Securities Account within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the date such Person ceases to be a Lender or the Administrative Agent. After forty-five (45) days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion) , the Borrower shall not and shall not permit any Restricted Person to open any operating account or other Deposit Account or Securities Account unless concurrently with the opening of such account the Borrower or such Restricted Person, as applicable, shall have delivered to the Administrative Agent a duly executed Control Agreement in respect of such account; provided, however, in the event the Borrower or any Restricted Person acquires a Deposit Account or Securities Account pursuant to an acquisition, the Borrower and each Restricted Person shall have forty-five (45) days from the date of such acquisition (or such later date as the Administrative Agent shall agree in its sole discretion) to (i) close any such acquired Deposit

11	-Fourth Amendment to Credit Agreement-

Account or Securities Account in the event such account is not held with the Administrative Agent or a Lender, and (ii) subject any such acquired Deposit Account or Securities Account to a Control Agreement. The requirements of this Section 6.23 shall not apply to Excluded Accounts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall not direct disbursements from such Deposit Accounts or Securities Accounts or prohibit the Borrower from making disbursements from such Deposit Accounts or Securities Accounts unless an Event of Default has occurred and is continuing.”

(g) Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by

(i) deleting the word “and” at the end of Section 7.1(j);

(ii) amending and restating Section 7.1(k) in its entirety to the following:

“Indebtedness in respect of Permitted Additional Debt and any refinancing thereof; provided that (x) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower shall be in compliance with Sections 7.11, 7.14, 7.17, and 7.18; and (y) the Borrowing Base shall automatically and without any further action from any of the parties hereto, be reduced with the incurrence of such Indebtedness in an amount equal to thirty-three percent (33%) of such Indebtedness until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of this Agreement;”

(iii) by adding the following Sections 7.1(l) and 7.1(m) after Section 7.1(k):

“(l) Indebtedness in respect of the 1.5 Lien Term Loans in a principal amount not in excess of $75,000,000 and any refinancing thereof, provided that such Indebtedness is at all times subject to the provisions of the 1.5 Lien Intercreditor Agreement; and

(m) Indebtedness (A) in respect of the Secured Exchange Notes in a principal amount not in excess of $202,500,000 plus any interest paid-in- kind thereon and any refinancing thereof and (B) in respect of the Third Lien Exchange Notes (provided such Indebtedness in respect of Third Lien Exchange Notes is at all times subject to the provisions of the Intercreditor Agreement) and/or Unsecured Exchange Notes in an aggregate principal amount not in excess of $180,000,000 plus any interest paid-in-kind thereon and any refinancing thereof.”

12	-Fourth Amendment to Credit Agreement-

(h) Amendment of Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by

(i) deleting the word “and” at the end of Section 7.2(h);

(ii) deleting the “.” at the end of Section 7.2(i) and replacing it with “; and”

(iii) by adding the following Section 7.2(j) after Section 7.2(i):

“(j) Liens securing Indebtedness permitted under Sections 7.1(l) and 7.1(m), provided that such Liens are at all times subject to the provisions of the 1.5 Lien Intercreditor Agreement and/or the Intercreditor Agreement, as applicable.”

(i) Amendment of Section 7.6. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 7.6 Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution or will redeem, purchase, retire, prepay, repay or defease any Indebtedness (other than the Obligations) prior to the original maturity thereof, except:

(a)	Distributions by Subsidiaries of Borrower without limitation to Borrower,

(b)	The Borrower may exchange Bonds for (x) the Secured Exchange Notes, (y) Unsecured Exchange Notes and/or Third Lien Exchange Notes and (z) common equity, in each case, pursuant to the Exchange Offer,

(c)

That, so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) no Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (w) the Borrower may pay interest on the Bonds, the 1.5 Lien Term Loan, the Secured Exchange Notes, the Unsecured Exchange Notes, the Third Lien Exchange Notes or any Permitted Additional Debt on the stated, scheduled dates for payment of interest set forth in the applicable Indenture, the Secured Notes Indenture, the Unsecured Notes Indenture, the Third Lien Exchange Notes Indenture, the 1.5 Lien Credit Agreement or the Permitted Additional Debt Document, as applicable; (x) the Borrower may redeem, repurchase, prepay or defease the Bonds, the 1.5 Term Loan, the Secured Exchange Notes, the Third Lien Exchange Notes, the Unsecured Exchange Notes or Permitted Additional Debt (i) on the scheduled maturity date for the Bonds, the Secured Exchange Notes, the Unsecured Exchange Notes, the 1.5 Lien Term Loan, the Third Lien Exchange Notes or the Permitted Additional Debt, as applicable, (ii) in the principal amount

13	-Fourth Amendment to Credit Agreement-

that is required to be repaid or prepaid under the applicable Indenture, the 1.5 Lien Credit Agreement, the Secured Notes Indenture, the Unsecured Notes Indenture, the Third Lien Exchange Notes Indenture or the Permitted Additional Debt Documents, as applicable, on each stated, scheduled date for repayment or prepayment of principal thereunder or (iii) with the written consent of the Required Lenders; (y) the Borrower may redeem, repurchase, prepay, repay or defease all or any portion of the Bonds, the Secured Exchange Notes, the Unsecured Exchange Notes, the 1.5 Lien Term Loan, the Third Lien Exchange Notes or the Permitted Additional Debt in an aggregate principal amount equal to or less than the aggregate principal amount of, as applicable, any new issuance of senior unsecured notes made in accordance with Section 7.1(h) or any new incurrence of Permitted Additional Debt made in accordance with Section 7.1(k); provided, further, however, that with respect to clause (y), (A) the terms of any such new issuance of senior unsecured notes shall not contain covenants or events of default that are, taken as a whole, materially more restrictive on the Borrower than the Existing Senior Notes and (B) the scheduled maturity date of such new notes shall not be prior to the date that is ninety (90) days after the Maturity Date; and (z) the Borrower may redeem, repurchase or prepay all or any portion of the Bonds not exchanged as permitted pursuant to the foregoing subsection (b) above, provided that (i) the aggregate consideration for all such redemptions, repurchases and prepayments, shall not exceed $35,000,000, and (ii) at the time of and after giving effect to any such redemption, repurchase or prepayment (A) no Loans shall be outstanding, and (B) Letter of Credit Outstandings shall not exceed $5,000,000, and (iii) at the time of such redemption, repurchase or prepayment after making any payments required to have been made pursuant to Section 7.17, the Borrower and the other Restricted Persons shall have a Consolidated Cash Balance of at least $35,000,000.

(j) Amendment of Section 7.14. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Section 7.14 First Lien Leverage Ratio. The Borrower will not permit its First Lien Leverage Ratio as of the last day of each Fiscal Quarter ending on or before June 30, 2017 to be greater than 2.50 to 1.00 and as of the last day of any Fiscal Quarter ending thereafter to be greater than 2.0 to 1.0.”

(k) Amendment of Section 7.15. Section 7.15 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.15 [Reserved].”

14	-Fourth Amendment to Credit Agreement-

(l) Article 7 of Credit Agreement. Article 7 of the Credit Agreement is hereby amended by adding the following Sections 7.17, 7.18 and 7.19 to the end of such Article 7:

“Section 7.17 Anti-Hoarding Provision. If at the close of business on any Wednesday (each a “Cash Sweep Date”), (i) there is Revolving Credit Exposure outstanding in excess of $5,000,000 and (ii) the Borrower and the other Restricted Persons shall have a Consolidated Cash Balance in excess of $35,000,000 (the amount in excess of $35,000,000 the “Excess Cash”), then on the second next Business Day the Borrower will prepay the Loans in an amount equal to the Excess Cash and to the extent such Excess Cash is in an amount greater than the total outstanding principal amount of the Loans, Borrower shall use such cash to cash collateralize Letter of Credit Outstandings as provided in Section 2.11(g)(ii); provided that notwithstanding the foregoing, the Borrower shall only be required to make such prepayments and deliver such cash collateral to the extent necessary such that after giving effect to such prepayment and delivery of such cash collateral the Revolving Credit Exposure does not exceed $5,000,000. Each prepayment of Loans pursuant to this Section 7.17 will be applied as directed by the Borrower, provided that if the Borrower does not provide instructions for the application of such prepayment, such prepayment shall be applied first, ratably to any ABR Loans then outstanding, and, second, to any Eurodollar Loan in order of priority beginning with the Eurodollar Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Loan with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Loans pursuant to this Section 7.17 shall be applied ratably to the Loans included in the prepaid Loans. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation, Section 3.5), the parties hereto acknowledge and agree that any prepayment pursuant to this Section 7.17 shall not (a) be subject to any reimbursement, indemnification or payment rights under Section 3.5 or (b) require any prior written notice thereof.

Section 7.18 Asset Coverage Ratio.

(i)	The Borrower will not permit, as of any Test Date, the ratio (the “Asset Coverage Ratio”) of (1) Total Proved PV-10 as of such Test Date to (2) the outstanding principal amount of the Obligations of the Borrowers and Restricted Persons as of such Test Date to be less than 1.25 to 1.00.

(ii)	For the purposes hereof, “Test Date” means September 30, 2016 and December 31, 2016.

15	-Fourth Amendment to Credit Agreement-

Section 7.19 Liquidity. At all times the Borrower and the other Restricted Persons shall maintain Liquidity of not less than $15,000,000.”

(m) Article 10 of the Credit Agreement is hereby amended by adding the following Section 10.21 to the end of such Article:

“Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In on any such liability, including, if applicable:

(i)	a reduction in full or part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(n) Exhibits. Exhibits B, D and G of the Credit Agreement are hereby amended and restated in their entirety to be as set forth in Exhibits B, D and G, respectively, of this Fourth Amendment.

3. Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the next Evaluation Date, the amount of the Borrowing Base shall be equal to $150,000,000. Notwithstanding the foregoing, the Borrowing Base is subject to further adjustments from time to time prior to the next Determination Date pursuant to the terms of the Credit Agreement, as amended from time to time.

16	-Fourth Amendment to Credit Agreement-

4. Representations and Warranties. The Borrower and each Restricted Person (if any) hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrower and such Restricted Person (if any) contained in the Loan Documents (as amended hereby) are true and correct in all material respects (unless such representation or warranty is qualified by materiality, in which event such representation or warranty shall be true and correct in all respects) on and as of the Fourth Amendment Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date (unless such representation or warranty is qualified by materiality, in which event such representation or warranty is true and correct in all respects as of such earlier date);

(b) the execution, delivery and performance by the Borrower and such Restricted Person (if any) of this Fourth Amendment are within their corporate or limited liability company powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Restricted Person (if any) or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause or result in a Material Adverse Change;

(c) the execution, delivery and performance by the Borrower and such Restricted Person of this Fourth Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights; and

(d) no Default or Event of Default has occurred and is continuing.

5. Conditions to Effectiveness of Amendments.

(a) This Fourth Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Fourth Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders. The amendments set forth in Section 2 and the provisions of Section 3 of this Fourth Amendment shall each be effective on the date on which all of the following conditions in this Section 5 are satisfied (such date, the “Fourth Amendment Effective Date”).

(b) The Administrative Agent shall have received the duly executed 1.5 Lien Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent.

17	-Fourth Amendment to Credit Agreement-

(c) The Administrative Agent shall have received a copy of the 1.5 Lien Credit Agreement and the Loan Documents (as defined therein), the Secured Exchange Notes Indenture and the Note Documents as defined therein, the Third Lien Exchange Notes Indenture and the Note Documents as defined therein (if applicable) and the Unsecured Exchange Notes Indenture and the Note Documents as defined therein (if applicable) certified by an officer of the Borrower as being true, correct and complete in all material respects.

(d) The Administrative Agent shall have received a copy of the instruments and documents required to be delivered pursuant to Section 4.04 of the Intercreditor Agreement in respect of the 1.5 Term Loans, including a certificate from a Responsible Officer of the Borrower stating that such 1.5 Lien Term Loans and the Secured Exchange Notes are permitted to be incurred and secured by the Secured Debt Documents (as such term is defined in the Intercreditor Agreement) and that after giving effect to the 1.5 Lien Term Loans, the Priority Lien Debt (as defined in the Intercreditor Agreement) does not exceed the Priority Lien Cap (as such term is defined in the Intercreditor Agreement).

(e) The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower representing and warranting that:

(i) the incurrence of the 1.5 Lien Term Loans and the Secured Exchange Notes is permitted by the Loan Documents (as such term is defined in the Term Loan Credit Agreement (as such term is defined in the Intercreditor Agreement));

(ii) the requirements of Section 4.06 of the Intercreditor Agreement have been satisfied with respect to the 1.5 Lien Term Loans and the Secured Exchange Notes;

(iii) aggregate outstanding principal amount of the Priority Lien Obligations (as such terms is defined in the Intercreditor Agreement) after giving effect to the 1.5 Lien Term Loans does not exceed the Priority Lien Cap (as such term is defined in the Intercreditor Agreement);

(iv) the 1.5 Lien Term Loans have been designated by the Borrower as Priority Lien Debt (as such term is defined in the Intercreditor Agreement) in an officers certificate delivered to the Administrative Agent and to the Second Lien Collateral Trustee (as such term is defined in the Intercreditor Agreement); and

(v) the Borrower has delivered the instruments and documents required to be delivered pursuant to Section 4.04 of the Intercreditor Agreement.

(f) The Exchange shall have been consummated in all material respects in accordance with the terms of the Exchange Offer and the 1.5 Lien Term Loans, the 1.5 Lien Facility, the Secured Exchange Notes, the Secured Exchange Notes Indenture, the Unsecured Exchange Notes, the Unsecured Exchange Notes Indenture and, if applicable, the Third Lien Exchange Notes and the Third Lien Exchange Notes Indenture shall contain the terms and provisions set forth in the Support Agreement filed on Form 8-K on

18	-Fourth Amendment to Credit Agreement-

July 25, 2016 by the Borrower with the SEC with such changes as shall be reasonably satisfactory to the Administrative Agent and will provide for a priority lien cap under the 1.5 Lien Intercreditor Agreement of not less than the greater of $150,000,000 or the Borrowing Base, plus hedging obligations, bank product obligations, interest and fees.

(g) The Administrative Agent shall have received a customary opinion of Kirkland & Ellis LLP, counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent, subject to customary exceptions and qualifications.

(h) The Administrative Agent shall have received a certificate from the secretary or an Assistant Secretary of the Borrower attaching board resolutions authorizing this Fourth Amendment, the Exchange, the 1.5 Lien Term Loans, the Secured Exchange Notes, the Unsecured Exchange Notes (if applicable), the Third Lien Exchange Notes (if applicable) and the related transactions.

(i) The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower certifying that concurrently with the effectiveness of the amendments set forth herein on the Fourth Amendment Effective Date, holders of Existing Senior Notes have exchanged at least 85% of the outstanding principal amount of the Existing Senior Notes in accordance with the Exchange Offer.

(j) Substantially concurrently with the effectiveness of the amendments set forth herein on the Fourth Amendment Effective Date, the Borrower shall have made a payment on the outstanding Loans with all of the net cash proceeds (after customary and reasonable expenses incurred in connection with the issuance thereof) of the 1.5 Lien Term Loans.

Notwithstanding the foregoing, the Fourth Amendment Effective Date shall not occur, and the amendments in Section 2 of this Fourth Amendment and the provisions of Section 3 shall not be effective unless the forgoing conditions are satisfied (or satisfaction thereof is waived by the Administrative Agent with the consent of the Required Lenders) on or before October 31, 2016.

6. Ratification; Loan Document. This Fourth Amendment shall be deemed to be an amendment to the Credit Agreement effective as of the dates set forth herein, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each other Restricted Person hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Fourth Amendment is a Loan Document.

7. Costs And Expenses. As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees,

19	-Fourth Amendment to Credit Agreement-

consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this Fourth Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Fourth Amendment.

8. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

9. Severability. If any term or provision of this Fourth Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Fourth Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

10. Counterparts. This Fourth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

11. Successors and Assigns. This Fourth Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

12. No Waiver. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

13. 1.5 Intercreditor Agreement. Each Lender, each Issuer and each other Lender Party by accepting the benefits of the 1.5 Lien Intercreditor Agreement is deemed to hereby (i) instruct and authorize the Administrative Agent to execute and deliver such 1.5 Lien Intercreditor Agreement on its behalf, (ii) authorize and direct the Administrative Agent to exercise all of the Administrative Agent’s rights and to comply with all of its obligations under such 1.5 Lien Intercreditor Agreement, (iii) agree that the Administrative Agent may take actions on its behalf as is contemplated by the terms of such 1.5 Lien Intercreditor Agreement, and (iv) understand, acknowledge and agree that at all times following the execution and delivery of the 1.5 Lien Intercreditor Agreement such Lender, Issuer and other Lender Party (and each of their respective successors and assigns) shall be bound by the terms thereof.

(The remainder of this page is intentionally left blank.)

20	-Fourth Amendment to Credit Agreement-

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons

Name:	John D. Gibbons
Title:	Senior Vice President and Chief Financial Officer

S-1	-Signature Page to Fourth Amendment to Credit Agreement-

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

By:	/s/ Wallace Wong
Name:	Wallace Wong
Title:	Authorized Signatory

S-2	-Signature Page to Fourth Amendment to Credit Agreement-

TORONTO DOMINION (TEXAS) LLC,
as Lender

By:	/s/ Wallace Wong
Name:	Wallace Wong
Title:	Authorized Signatory

S-3	-Signature Page to Fourth Amendment to Credit Agreement-

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:	/s/ Wallace Wong
Name:	Wallace Wong
Title:	Authorized Signatory

S-4	-Signature Page to Fourth Amendment to Credit Agreement-

CIT BANK, N.A.,
as Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Vice President

S-5	-Signature Page to Fourth Amendment to Credit Agreement-

NATIXIS, as Lender

By:	/s/ Brice Le Foyer
Name:	Brice Le Foyer
Title:	Director

By:	/s/ Leila Zomorrodian
Name:	Leila Zomorrodian
Title:	Director

S-6	-Signature Page to Fourth Amendment to Credit Agreement-

NATIXIS, as Issuer

By:	/s/ Brice Le Foyer
Name:	Brice Le Foyer
Title:	Director

By:	/s/ Leila Zomorrodian
Name:	Leila Zomorrodian
Title:	Director

S-7	-Signature Page to Fourth Amendment to Credit Agreement-

ZB, N.A. dba Amegy Bank,
as Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

S-8	-Signature Page to Fourth Amendment to Credit Agreement-

ING CAPITAL LLC,
as Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

S-9	-Signature Page to Fourth Amendment to Credit Agreement-

MORGAN STANLEY BANK, N.A.,
as Lender

By:	/s/ Kevin Newman
Name:	Kevin Newman
Title:	Authorized Signatory

S-10	-Signature Page to Fourth Amendment to Credit Agreement-

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Director

S-11	-Signature Page to Fourth Amendment to Credit Agreement-

CITIBANK, N.A.,
as Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

S-12	-Signature Page to Fourth Amendment to Credit Agreement-

FIFTH THIRD BANK,
as Lender

By:	/s/ Justin Bellamy
Name:	Justin Bellamy
Title:	Director

S-13	-Signature Page to Fourth Amendment to Credit Agreement-

ABN AMRO CAPITAL USA, LLC,
as Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Elizabeth Johnson
Name: Title:	Elizabeth Johnson Director

S-14	-Signature Page to Fourth Amendment to Credit Agreement-

CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Robert James
Name:	Robert James
Title:	Director

S-15	-Signature Page to Fourth Amendment to Credit Agreement-

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:	/s/ Ryo Suzuki
Name:	Ryo Suzuki
Title:	General Manager

S-16	-Signature Page to Fourth Amendment to Credit Agreement-

GOLDMAN SACHS BANK, USA,
as Lender

By:	/s/ Mehmet Barlas
Name:	Mehmet Barlas
Title:	Authorized Signatory

S-17	-Signature Page to Fourth Amendment to Credit Agreement-

CADENCE BANK, N.A.,
as Lender

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	AVP

S-18	-Signature Page to Fourth Amendment to Credit Agreement-

WHITNEY BANK,
as Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

S-19	-Signature Page to Fourth Amendment to Credit Agreement-

IBERIABANK,
as Lender

By:	/s/ Moni Collins
Name:	Moni Collins
Title:	Senior Vice President

S-20	-Signature Page to Fourth Amendment to Credit Agreement-

REGIONS BANK,
as Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Managing Director

S-21	-Signature Page to Fourth Amendment to Credit Agreement-

COMERICA BANK,
as Lender

By:	/s/ Chad Stephenson
Name:	Chad Stephenson
Title:	Vice President

S-22	-Signature Page to Fourth Amendment to Credit Agreement-

SCHEDULE 3

LENDERS SCHEDULE

	Revolving Loan Percentage Share	Revolving Loan Commitment[1]
Lending Office:
Toronto Dominion (Texas) LLC 31 West 52nd Street, 20th Floor New York, New York 10019 Tel: (212) 827-7600 Fax: (212) 827-7227 Attn: Rose Warren (with a copy to: 909 Fannin, Suite 1950 Houston, Texas 77010 Tel: (713) 653-8211 Fax: (713) 652-2647 Attn: Martin Snyder)	7.724138%	$32,827,586

Wells Fargo Bank, N.A. 1700 Lincoln Street, 5th Floor Denver, CO 80203 Tel: (303) 863-5768 Fax: (303) 863-2729 Attn: Taylor Barnette	7.724138%	$32,827,586

Morgan Stanley Bank, N.A. One Pierrepont Plaza Brooklyn, New York 11201 Tel: (718) 754-4041 Fax: (718) 233-2132 Attn: Michael Gavin	7.724138%	$32,827,586

The Bank of Nova Scotia 720 King Street W, 2nd Floor Toronto, ON M5V 2T3 Tel: (212) 225-5705 Fax: (212) 225-5709 Attn: Ivica Anastasov	7.586207%	$32,241,379

Natixis 333 Clay Street, Suite 4340 Houston, Texas 77002 Tel: (713) 571-8739 Fax: (713) 583-7300 Attn: Timothy L. Polvado	7.586207%	$32,241,379

[1]	After giving effect to the Fourth Amendment

1	- Schedule 3 to Fourth Amendment to Credit Agreement-

	Revolving Loan Percentage Share	Revolving Loan Commitment[1]
Fifth Third Bank 5050 Kingsley Dr. Cincinnati, Ohio 45227 Tel: (513) 358-3614 Fax: (513) 534-3534 Attn: Monique Sextro	5.931034%	$25,206,897

Amegy Bank National Association 4400 Post Oak Parkway #404 Houston, Texas 77027 Tel: (713) 232-2026 Fax: (713) 561-0345 Attn: Charles W. Patterson	5.931034%	$25,206,897

ING Capital LLC 1325 Avenue of Americas New York, New York 10019 Tel: (646) 424-8244 Fax: (646) 424-8251 Attn: Frenklin Christian	5.931034%	$25,206,897

Citibank, N.A. 1615 Brett Road, Building III New Castle, DE 19720 Tel: (302) 894-6052 Attn: Loan Administration	4.137931%	$17,586,207

Capital One, National Association 6200 Chevy Chase Dr. Laurel, MD 20707 Tel: (301) 939-5952 Fax: (301) 953-8692 Attn: Joy Victorio (with a copy to: 6200 Chevy Chase Dr. Laurel, MD 20707 Tel: (301) 939-5954 Fax: (301) 953-8692 Attn: Christy Wharton	4.137931%	$17,586,207

2	-Schedule 3 to Fourth Amendment to Credit Agreement-

	Revolving Loan Percentage Share	Revolving Loan Commitment[1]
Whitney Bank 4265 San Felipe, Suite 490 Houston, Texas 77027 Tel: (713) 951-7108 Fax: (713) 951-7719 Attn: Shari Jones	3.793103%	$16,120,690

GE Business Financial Services, Inc. F/K/A Merrill Lynch Business Financial Services, Inc. Corporate Financial Services 333 Clay Street Suite 4450 Houston, Texas 77002 Tel: (713) 951-2324 Fax: (713) 583-3271 Attn: Salman Patoli	3.793103%	$16,120,690

IBERIABANK 11 E. Greenway Plaza, Suite 2900 Houston, Texas 77046 Tel: (713) 624-7726 Fax: (713) 965-0276 Attn: Cameron Jones	3.793103%	$16,120,690

Regions Bank 201 Milan Parkway Birmingham, AL 35211 Tel: (205) 420-7725 Fax: (205) 261-7069 Attn: Kelsey Davis (with a copy to: 201 Milan Parkway Birmingham, AL 35211 Tel: (205) 420-7436 Fax: (205) 261-7069 Attn: Valencia Jackson	3.793103%	$16,120,690

3	-Schedule 3 to Fourth Amendment to Credit Agreement-

	Revolving Loan Percentage Share	Revolving Loan Commitment[1]
ABN AMRO Capital USA, LLC 100 Park Avenue New York, NY 10017 Tel: (917) 284-6921 Fax: (917) 284-6697 Attn: Elsy Garcia (with a copy to: 100 Park Avenue New York, NY 10017 Tel: (917) 284-6904 Fax: (917) 284-6697 Attn: Glenn Ransier	3.793103%	$16,120,690

Sumitomo Mitsui Banking Corporation 277 Park Avenue New York, NY 10172 Tel: (212) 224-4285 Fax: (212) 224-5197 Attn: Vanessa Raoul (with a copy to: 227 Park Avenue New York, NY 10172 Tel: (212) 224-4393 Fax: (212) 224-5197 Tracey Watson	3.793103%	$16,120,690

Goldman Sachs Bank USA 200 West Street New York, NY 10282 Tel: (212) 902-1099 Fax: (917) 977-3966 Attn: gs-sbd-admin-contacts@ny.email.gs.com	3.793103%	$16,120,690

Comerica Bank 5757 Memorial Drive, 2nd Floor Houston, TX 77007 Tel: (713) 507-2022 Fax: (713) 507-2989 Attn: Bill Robinson wbrobinson@comerica.com	3.448276%	$14,655,172

4	-Schedule 3 to Fourth Amendment to Credit Agreement-

	Revolving Loan Percentage Share	Revolving Loan Commitment[1]
Cadence Bank, N.A. PO Box 1187 Starkville, MS 39760 Tel: (662) 324-4761 Fax: (662) 338-5026 Attn: Katherine Hackett (with a copy to: PO Box 1187 Starkville, MS 39760 Tel: (662) 324-4763 Fax: (662) 338-5025 Attn: Jennifer Pittman	2.827586%	$12,017,241

CIT Bank, N.A. 888 E. Walnut Street Pasadena, CA 91101 Tel: (626) 535-4878 Fax: (866) 518-6540	2.758621%	$11,724,138

TOTAL	100.000000%	$425,000,000

5	-Schedule 3 to Fourth Amendment to Credit Agreement-

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

Aggregate amount of Borrowing:	$

Type of Loans in Borrowing:

Date on which Loans are to be advanced:

Length of Interest Period for Eurodollar Loans (1, 2, 3 or 6 months):	months

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects (unless such representation or warranty is subject to a materiality qualifier in which case such representative or warranty is true and correct) on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

Exhibit B-1

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all conditions to the borrowing of Loans contained in the Agreement required to be complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to borrowing of Loans contained in the Agreement remains satisfied as of the date hereof.

(e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

(g) At the time of such borrowing, the Borrower shall believe, in good faith, that immediately after giving effect to the incurrence of such Loan or the issuance of any Letter of Credit on the date thereof and the application thereof, that the Consolidated Cash Balance shall not exceed $35,000,000 as of the immediately succeeding Cash Sweep Date (it being agreed and understood that no assurances can be given that such result will be obtained).1

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which case such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

IN WITNESS WHEREOF, this instrument is executed as of                     , 20        .

W&T OFFSHORE, INC.

By:
Name:
Title:

[1]	To be included if on such date after giving effect thereto the Revolving Credit Exposure outstanding is in excess of $5,000,000.

Exhibit B-2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter-of- credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Administrative Agent and each Lender, Borrower’s *[audited/unaudited] financial statements (the “Financial Statements”) as of *[insert date] (the “Reporting Date”). Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each Lender that:

(a) the officer of Borrower signing this instrument is the duly elected, qualified and acting                      of Borrower and as such is Borrower’s chief financial officer (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity);

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement, in each case, in all material respects;

(c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the financial covenants set forth in Sections 7.11, 7.14, 7.17 and 7.18 of the Agreement *[except for any non-compliance under Section(s)                      of the Agreement, which non-compliance *[is/are] more fully described on a schedule attached hereto];

(d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                      of the Agreement, which *[is/are] more fully described on a schedule attached hereto]; and

(e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(f) On the Reporting Date the Consolidated Cash Balance was $                    .

The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in

Exhibit D-1

his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

IN WITNESS WHEREOF, this instrument is executed as of                     , 20         .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit D-2

EXHIBIT G

FORM OF ISSUANCE REQUEST

Issuance Request

Attention:

Re: W&T Offshore, Inc.

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.11(b) of that certain Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Administrative Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers (the “Agreement”). Terms used herein have the meanings provided in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

The Borrower hereby requests that the Issuer issue a Letter of Credit on [Date] in the aggregate Stated Amount of                      [and in the form attached hereto].1

The beneficiary of the requested Letter of Credit will be                     , and such Letter of Credit will be in support of the [Provide Description] and will have a Stated Expiry Date of [Date]. The following documents will be required upon presentation:

[Provide Description]

Attached hereto is an executed copy of an [Application for Letter of Credit]

To induce the Issuer to issue such Letter of Credit and the Lenders to participate in such Letter of Credit, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent, the Issuer and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects (unless such representation

[1]	Include where the Borrower is providing the form of Letter of Credit requested to be issued.

Exhibit G-1

or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the letter of Credit requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to issuance of a Letter of Credit contained in the Agreement remains satisfied.

(e) The Facility Usage, after the issuance of the Letter of Credit requested hereby, will not be in excess of the Borrowing Base on the date requested for the issuance of such Letter of Credit.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

[(g) At the time of such issuance, the Borrower shall believe, in good faith, that immediately after giving effect to the incurrence of any Loans on the date hereof or the issuance of such Letter of Credit and the application thereof, that the Consolidated Cash Balance shall not exceed $35,000,000 as of the immediately succeeding Cash Sweep Date.1

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete in all material respects (unless such representation or warranty is subject to a materiality qualifier in which event such representation or warranty is true and correct) (it being agreed and understood that such officer is signing in his or her capacity as an officer of the Borrower and not in any individual capacity).

[1]	To be included if on such date after giving effect thereto the Revolving Credit Exposure outstanding is in excess of $5,000,000.

Exhibit G-2

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered by its duly authorized officer this                     day of                     , 20        .

BORROWER:

W&T OFFSHORE, INC.

By:
Name:
Title:

Address:	Nine Greenway Plaza
Suite 300
Houston, TX 70046

Telephone:	(713) 626-8525
Fax:	(713) 626-8527

Exhibit G-3